Form 10KSB, Exhibit 13
period 2001-12-31
AMERICAN UTILICRAFT CORP
filed 2004-04-30
CIK 1118190

EXHIBIT 13-1: Articles of Incorporation
---------------------------------------

STATE or DELAWARE SECRETARY OF STATE
DIVISION or CORPORATIONS FILED 10:10 AM 08/09/1990 902215110 - 2238397


                         CERTIFICATE OF INCORPORATION OF
                         AMERICAN UTILICRAFT CORPORATION

                                    ARTICLE I

Section 1.01. The name of the corporation is American Utilicraft Corporation (hereinafter referred to as the "Corporation").


                                   ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT
--------------------------------------

Section 2.01. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is CT Corporation System.

                                  ARTICLE III
PURPOSE
-------


Section 3.01. The nature or purpose of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV
STOCK
-----

Section 4.01. The total number of shares of capital stock that the corporation shall have authority to issue is 42,500,000 shares, consisting of 35,000,000 shares of Common Stock, having a par value of $0.00001 per share, and 7,500,000 shares of Preferred Stock, having a par value of $0.0000 1 per share. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. The Board of Directors is also authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series subsequent to the issue of shares of the series."


                                    ARTICLE V
BOOKS AND RECORDS
-----------------

Section 5.01. The books and records of the Corporation shall be kept at the principal place of business of the Corporation, whether or not in the State of Delaware, or at such other place or places, whether or not in the State of Delaware, as may be designated from time to time by the Board of Directors.


                                   ARTICLE VI
INCORPORATOR
------------

Section 6.01. NAME AND ADDRESS. The name and mailing address of the incorporator is as follows: Sharie K. Vance.
MAILING ADDRESS
8300 Greensboro Drive Suite 1100
McLean, Virginia 22102


                                   ARTICLE VII
AUTHORITY OF BOARD OF DIRECTORS
-------------------------------

Section 7.01. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to:

         (a) make, adopt, alter, amend or repeal the By-laws of the Corporation, and

         (b) adopt from time to time By-law provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.


                                  ARTICLE VIII
ELECTION OF DIRECTORS
---------------------

Section 8.01. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.


                                   ARTICLE IX
COMPROMISE AND ARRANGEMENT
--------------------------

Section 9.01. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title a of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                    ARTICLE X
LIABILITY OF DIRECTORS
----------------------

Section 10.01. No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director: provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (i1) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.



I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8TH day of August, 1990.