Form 10KSB, Exhibit 13
period 2001-12-31
AMERICAN UTILICRAFT CORP
filed 2004-04-30
CIK 1118190

13-3    8-K Filings
-------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                  ACT OF 1934 DATE OF REPORT (DATE OF EARLIEST
                           REPORTED) NOVEMBER 19, 2001
                         AMERICAN UTILICRAFT CORPORATION
                         -------------------------------

             (Exact name of registrant as specified in its chapter)

            Delaware                  333-57552                 54-1577735
       -----------------          -------------------       ------------------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation                File Number)         Identification No.)



             300 Petty Road NE
          Lawrenceville, Georgia                            30043
  ----------------------------------------             ----------------
  (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (678) 376-0898
                                 Not Applicable
                                 --------------

          (Former name or former address, if changed since last report)

================================================================================

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 19, 2001, and effective on such date, American Utilicraft Corporation (the "Company") determined to change the independent accountants of the Company from Halt, Thrasher & Buzas LLP to J.H. Cohn LLP. The Board of Directors of the Company approved the change of accountants to J.H. Cohn LLP.

During the Company's two most recently completed fiscal years and the subsequent interim period preceding the determination to change accountants, there were no disagreements with Halt, Thrasher & Buzas LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Halt, Thrasher & Buzas LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years. Halt, Thrasher & Buzas LLP reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports contained explanatory paragraphs describing the Company's going concern contingencies. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change accountants, the Company does not believe that there were any reportable events as defined in Regulation S-K Item 304(a)(1)(v).

The Company requested Halt, Thrasher & Buzas LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. The Company intends to file that letter with the Commission within ten business days of the filing of this Form 8-K.

The Company engaged J.H. Cohn LLP as the Company's new independent accountants effective as of November 19, 2001. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging J.H. Cohn LLP, neither the Company nor anyone on its behalf consulted with J.H. Cohn LLP regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by J.H. Cohn LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

American Utilicraft Corporation
Date: November 27, 2001                 By:________________________
                                        John J. Dupont
                                        President and Chief Executive Officer
                                        (Principal Executive Officer and
                                        Principal Financial and Accounting
                                        Officer)